                                                                   EXHIBIT 10.52

                                 PROMISSORY NOTE



                                                                                                     April 23, 2001
                                                                                               Birmingham, Michigan



MAKER:                                  RAMCO MADISON CENTER LLC, a Michigan limited liability company

MAKER'S ADDRESS:                        27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034

PRINCIPAL AMOUNT:                       Ten Million Three Hundred Forty Thousand dollars ($10,340,000.00)

PAYEE AND HOLDER:                       LASALLE BANK NATIONAL ASSOCIATION, a national banking association, and its successors and assigns

PAYMENT ADDRESS:                        135 South LaSalle Street
                                        Chicago, Illinois 60603
                                        Attention: Managing Director, Real Estate Capital Markets

PRINCIPAL(S):                           Ramco-Gershenson Properties, L.P.

INITIAL PAYMENT DATE:                   June 1, 2001

MATURITY DATE:                          May 1, 2011

AMORTIZATION PERIOD:                    30 years

AMORTIZATION SCHEDULE:                  The amortization schedule attached hereto as Exhibit A

CONTRACT RATE:                          A rate of interest equal to ______________ percent (__%) per annum.

DEFAULT RATE:                           Lesser of (i) the Contract Rate plus five percent (5%) per annum, or (ii)
                                        the maximum amount permitted by applicable law.

LATE CHARGE:                            Lesser of (i) five percent (5%) of each delinquent payment, or (ii) the maximum amount permitted by applicable law.

PROPERTY:                               29101 John R Road, Madison Heights, Michigan 48071

Mortgage:                               The Mortgage of even date herewith (and any modification, renewal or extension thereof) securing repayment of the Loan and encumbering, among other things, the Property.

LOAN:                                   The loan from Holder to Maker evidenced by this Note and secured by the other Loan Documents.






LOAN DOCUMENTS:                         This Note, the Mortgage and any and all other documents in connection with this Note now or hereafter executed by Maker and or others in favor of
                                        Holder, which wholly or partially secure or guarantee payment of this Note or pertain to indebtedness evidenced by this Note, and any modification, renewal or extension thereof, including, without limitation, the Assignment of Leases and Rents dated of even date herewith executed by Maker in favor of Holder, the Guaranty dated of even date herewith executed by Principal in favor of Holder, and the Hazardous Substance Indemnification Agreement dated of even date herewith executed by Maker in favor of Holder.

NOTE:                                   This Promissory Note and any modifications, renewals or extensions hereof and any substitutions therefor.



         1. PROMISE TO PAY. FOR VALUE RECEIVED, Maker promises to pay to the order of Holder at the Payment Address (or at such other place as Holder may from time to time designate) the Principal Amount (or so much thereof as may from time to time be outstanding) on or before the Maturity Date, together with interest thereon as hereinafter set forth, payable in lawful money of the United States of America.

         2. PRINCIPAL AND INTEREST. So long as no Event of Default (as hereinafter defined) exists, interest shall accrue on the Principal Amount from time to time outstanding at the Contract Rate based on the actual number of days in each given month and a 360 day year. Principal and interest shall be paid to the Holder thereof as follows: (a) on the Initial Payment Date and on the first day of each month thereafter, Maker shall pay to Holder monthly payments of principal and interest due for such period based upon the Amortization Schedule; and (b) the outstanding Principal Amount of this Note, together with all accrued and unpaid interest, shall be due and payable in full on the Maturity Date. Whenever any payment is stated to be due or a computation is to be made on a day which is not a business day, such payment or computation will be made on the next succeeding business day, and such extension of time will be included in the computation of interest.

         3.       PREPAYMENT AND DEFEASANCE.


         3.1. PREPAYMENTS. This Note may not be prepaid in whole or in part during the term hereof, except as otherwise specifically provided herein.

         3.2. PREPAYMENT FEE. In the event the Principal Amount of this Note is paid prior to the Maturity Date as a result of Holder's exercise of its rights upon Maker's default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), or upon a prepayment received by Holder pursuant to Holder's right to draw down on that Letter of Credit as defined in and pursuant to the terms of Paragraph 44 of the Mortgage, Holder shall be entitled to collect and Maker shall pay to Holder, in addition to any other sums due hereunder or under any of the other Loan Documents, a prepayment fee in an amount equal to the Yield Maintenance Amount.

         "YIELD MAINTENANCE AMOUNT" means an amount never less than zero, equal to the present value of a series of "Monthly Amounts", assumed to be paid at the end of each month remaining from the date of prepayment through the Maturity Date, discounted at the U.S. Securities Rate.

         "MONTHLY AMOUNT" shall mean the following:

         1.       The Contract Rate,

                  MINUS

         2. The Yield ("U.S. SECURITIES RATE"), as of the date of such prepayment, as published by the federal reserve system in its "Statistical Release H.15(519), Selected Interest Rates" under the caption "U.S. Government Securities/Treasury Constant Maturities", for a U.S. Government Security with a term equal to that remaining on this Note on the date of such prepayment (which term may be obtained by interpolating between the yields published for specific whole years),

                  DIVIDED BY TWELVE (12) AND THE
                  QUOTIENT THEREOF THEN MULTIPLIED BY

         3.       The amount prepaid on the date of such prepayment.

         All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts to the nearest whole dollar.

         Notwithstanding the foregoing, in the event the U.S. Securities Rate, rounded upwards to the nearest tenth of one percent (.1%) is equal to or greater than the Contract Rate, there shall be no Yield Maintenance Amount.

         3.3. END OF TERM. Notwithstanding the foregoing, the Loan may be paid without a prepayment fee or premium anytime after the 117th loan payment has been made. If the Loan has been defeased pursuant to Subparagraph 3.4, it may not be prepaid prior to the Maturity Date.

         3.4. DEFEASANCE. Notwithstanding any provision of this Paragraph 3 to the contrary, at any time after the later of (a) three (3) years after the full funding of the Loan or (b) two (2) years after the "startup day," within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "CODE"), of a "real estate mortgage investment conduit" ("REMIC"), within the meaning of Section 860D of the Code, that holds this Note, if Holder has securitized the Loan within three (3) years after the closing of the Loan, and provided no Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, Maker may cause the release of the Property from the lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions (the "DEFEASANCE"):

         (1) Not less than thirty (30) days prior written notice shall be given to Holder specifying a date (the "RELEASE DATE") on which the Defeasance Deposit (as hereinafter defined) is to be made, such date being a day on which a regularly scheduled monthly installment of principal and interest is required to be paid pursuant to Paragraph 2 above (a "DEBT SERVICE PAYMENT DATE");

         (2) Maker shall pay to Holder all accrued and unpaid interest on the principal balance of the Note to but not including the Release Date. If for any reason the Release Date is not a Debt Service Payment Date, the Maker shall also pay interest that would have accrued on the Note through the next Debt Service Payment Date;

         (3) All other sums (not including scheduled interest or principal payments) due under this Note and under the other Loan Documents shall have been paid;

         (4)      Maker shall deliver to Holder on or prior to the Release Date:

                  1) The estimated amount necessary to purchase the Defeasance Collateral, as hereinafter defined (the "DEFEASANCE DEPOSIT");

                  2) An executed pledge and security agreement, in form and substance satisfactory to Holder in its sole discretion, creating a first priority security interest in favor of Holder in the Defeasance Deposit and the Defeasance Collateral (the "DEFEASANCE SECURITY AGREEMENT");

                  3) A certificate of Maker certifying that it is requesting the lien against the Property be released to facilitate a disposition or refinancing of, or other customary commercial transaction involving, the Property and that all of the other requirements set forth in this Paragraph
                           3.4 have been satisfied;

                  4) An opinion of counsel for Maker in form and substance and delivered by counsel satisfactory to Holder in its sole discretion stating, among other things, that
                           (i) the Defeasance Deposit has been duly and validly assigned and delivered to Holder; (ii) the posting of the Defeasance Deposit will not adversely affect the tax status of the REMIC under the Code; and (iii) Holder has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Maker in accordance with its terms;

                  5) A certificate of Maker certifying that all requirements relating to the Defeasance set forth in this Note and any other Loan Documents have been satisfied; and

                  6) Such other certificates, documents or instruments as Holder may reasonably require; and

         (5) Holder receives reasonable assurances that the securities of the REMIC ("SECURITIES") that directly or indirectly holds this Note will not have a downgrade, withdrawal or qualification of the credit rating then assigned to the Securities by any rating agencies ("APPLICABLE RATING AGENCIES") as a result of the Defeasance; and

         (6) The holder of the Defeasance Collateral, which shall be Maker or a designee of Maker, shall be a single purpose entity, which shall not own any other assets or have any other liabilities or operate any other property.

         (7) Maker shall pay all costs and expenses incurred by Holder or its agents in connection with the Defeasance, including, without limitation, all costs and expenses associated with the purchase of the Defeasance Collateral, the preparation of the Defeasance Security Agreement and related documentation, the preparation and recordation of a release of the lien of the Mortgage, as well as all reasonable accountants' and attorneys' fees and expenses.

         (8) Notwithstanding anything that may be contained herein to the contrary, the Loan may not be defeased during the last ninety
                  (90) days of the loan term if the Loan has not previously been defeased.

         3.5. DEFEASANCE COLLATERAL. Upon compliance with the requirements of Subparagraph 3.4 above:


         (1) Holder shall use the Defeasance Deposit in accordance with Maker's express written instructions to purchase direct, non-callable obligations of the United States of America that provide, without reinvestment, for payments not later than the due dates of all successive monthly Debt Service Payment Dates occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest required to be paid under this Note (including all amounts due on the Maturity Date for the balance of the term hereof) (the "DEFEASANCE COLLATERAL") as certified by an independent accountant satisfactory to Holder, each of which shall be duly endorsed as directed by Holder or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Holder (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of Holder in conformity with all applicable state and federal laws governing granting of such security interests. In connection with the conditions set forth above, Maker hereby appoints Holder as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with the Defeasance Deposit. Maker, pursuant to the Defeasance Security Agreement, shall authorize and direct the payments received from the direct, non-callable obligations of the United States of America to be made directly to Holder and applied to satisfy the obligations of Maker under this Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and satisfy all of Maker's obligations to Holder shall be returned to Maker without interest.

         (2) The Property shall be released from the lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note and all other obligations under the Loan Documents.

         3.6. ASSIGNMENT. Upon the release of the Property in accordance with this Paragraph 3, Maker may assign all its obligations and rights under this Note, together with the pledged Defeasance Collateral, to a successor entity designated by Maker and approved by Holder in its sole discretion. Such successor entity shall be a single purpose entity, which shall not own any other assets or have any other liabilities or operate any other property, and shall execute an assumption agreement in form and substance satisfactory to Holder in its sole discretion pursuant to which it shall assume Maker's obligations under this Note and the Defeasance Security Agreement. As conditions to such assignments and assumption, Maker shall (i) deliver to Holder an opinion of counsel in form and substance and deliver by counsel satisfactory to Holder in its sole discretion stating, among other things, that such assumption agreement is enforceable against Maker and such successor entity in accordance with its terms and that this Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, (ii) if required by the Applicable Rating Agencies, pay the reasonable legal expenses of Holder's counsel incurred in connection with the delivery of a non-consolidation opinion with respect to the successor entity, if any, in form and substance satisfactory to the Applicable Rating Agencies, and (iii) pay all costs and expenses incurred by Holder or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation), and (iv) pay to the servicer of the Note a defeasance processing fee in an amount equal to one-half of one percent (0.5%) of the then outstanding principal balance of the Note but in no event less than (a) $10,000 or greater than (b) $20,000, provided, notwithstanding anything to the contrary herein or in the other Loan Documents, no other assumption fee shall be payable by Maker in connection with such assumption. Upon such assumption, Maker shall be relieved of its obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement.

         3.7. NO FURTHER RIGHTS. Upon the release of the Property in accordance with this Paragraph 3, Maker shall have no further right to prepay this Note pursuant to the other provisions of this Paragraph 3 or otherwise.

         Notwithstanding the foregoing, the application of any insurance proceeds or condemnation award to the Indebtedness in accordance with Paragraph 5 of the Mortgage shall not result in the payment of any prepayment fee, or Yield Maintenance Amount.

         4.       DEFAULT.


         4.1. EVENTS OF DEFAULT. The following shall constitute an "Event of Default" under this Note: (i) failure to pay any amounts owed pursuant to this Note within five (5) calendar days after such payment is due; (ii) failure to pay the outstanding Principal Amount and all accrued and unpaid interest in full on the Maturity Date; (iii) if any other default should occur in the performance of Maker's obligations under this Note, which default is not cured by Maker within thirty (30) days after written notice thereof from Holder; or (iv) the occurrence of any Event of Default under any of the other Loan Documents.

         4.2.     REMEDIES. So long as an Event of Default remains outstanding:
(a) interest shall accrue at the Default Rate and, to the extent not paid when due, shall be added to the Principal Amount; (b) Holder may, at its option and without notice (such notice being expressly waived), declare the unpaid Principal Amount and all accrued and unpaid interest immediately due and payable. Holder's rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, the security described in the other Loan Documents, any
                                      -5-
guarantor(s) hereof and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

         5. LATE CHARGE. If payments of principal and/or interest, or any other amounts under the other Loan Documents are not timely made and remain overdue for a period of five days, Maker, without notice or demand by Holder, promptly shall pay the Late Charge computed on such past due amounts. Until paid, the Late Charge shall be added to the Principal Amount. Nothing in this Note shall be construed as an obligation on the part of Holder to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Holder's right to compel prompt performance.

         6. WAIVER. Maker, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their heirs, legal representatives, successors and assigns, respectively hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note (excepting only notices expressly provided for herein), and agrees that its liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder. Maker, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their heirs, legal representatives, successors and assigns, respectively hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, or of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers or guarantors or endorsers may become parties hereto without notice to Maker and without affecting the liability of Maker hereunder. Maker hereby waives the right to assert a setoff, counterclaim or deduction in any action or arising out of or in any way connected with this Note or any of the other Loan Documents. No right of rescission, setoff, abatement, diminution, counterclaim or defense has been or will be asserted with respect to this Note or any of the other Loan Documents.

         7. SECURITY, APPLICATION OF PAYMENTS. This Note is secured by, and Holder is entitled to the benefits of, the liens, encumbrances, and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Each payment on the Loan is to be applied when received first to the payment of any fees, expenses or other costs Maker is obligated to pay hereunder or under the terms of the other Loan Documents, second to the payment of any accrued and unpaid Late Charge, third to the payment of interest on the Principal Amount from time to time remaining unpaid, and the remainder of such payment shall be used to reduce the Principal Amount.


         8. SALE OF LOAN; SECURITIZATION. Holder, at any time and without the consent of Maker or any Principal, may grant participation in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, the servicing of the Loan, this Note, the Mortgage, and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan. Maker covenants to cooperate with Holder's efforts in the securitization of the Loan; such cooperation includes Maker's obligation to (a) make non-material modifications of the Loan Documents (such modifications shall not increase the amount of the Loan or change the payment terms or interest rate), (b) provide additional information regarding Maker's financial statements, (c) deliver updated information regarding Maker and the Property, and (d) review Holder's securitization offering materials to the extent such materials relate to Maker, the Property or the Loan and (e) respond to any inquiries of Holder or other party relating thereto. Maker agrees to represent and warrant the absence of misstatements and/or omissions in the information relating to Maker, the Property and the Loan that is contained in the offering materials and which has been furnished to Holder by Maker or approved by Maker, Maker shall not be liable for Holder's post-closing costs incurred pursuant to any securitization of the Loan by Holder.

         9. JURY TRIAL WAIVER. MAKER AND HOLDER EACH HEREBY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND HOLDER, AND MAKER ACKNOWLEDGES THAT NEITHER THE HOLDER NOR ANY PERSON ACTING ON BEHALF OF THE HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         10.      MISCELLANEOUS.


         10.1. LAWFUL RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of Maker and Holder at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Holder to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note and the other Loan Documents, or if Holder's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Holder's express intent that all excess amounts theretofore collected by Holder be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid to Holder for the use, forbearance and detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the indebtedness evidenced hereby for so long as such indebtedness remains outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Holder to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         10.2. CAPTIONS; DEFINITIONS. The captions of the Paragraphs of this Note are for convenience only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof. Each of the terms defined before Paragraph 1 hereof shall have the meaning set forth following such term when used throughout this Note.

         10.3. SEVERABLE PROVISIONS. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         10.4. NOTICES. Notices shall be given under this Note in conformity with the terms and conditions of the Mortgage.

         10.5. JOINT AND SEVERAL. The obligations of Maker in this Note shall be joint and several obligations of Maker and of each Maker, if more than one, and of each Maker's heirs, personal representatives, successors and assigns.

         10.6. TIME OF ESSENCE. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

         10.7. GOVERNING LAW/JURISDICTION. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS OF SUCH STATE, AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS NOTE.

         10.8. NO ORAL MODIFICATION. The provisions of this Note and the other Loan Documents may be amended or revised only by an instrument in writing signed by Maker and Holder. This Note and all the other Loan Documents supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence or prior, contemporaneous or subsequent oral agreements or discussions of maker and Holder. There are no oral agreements between Maker and Holder.

         10.9. COUNTERPARTS. This Note may be executed in several counterparts, each of which shall be deemed an original instrument and all of which together shall constitute a single Note.

         10.10. AUTHORITY. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute legal, valid and binding obligations of Maker. Maker further represents that the Loan was made for business or commercial purposes and not for personal, family or household use.

         11. EXCULPATION. Except as set forth below, neither Maker nor any Principal shall be personally liable to pay the Principal Amount, or any other amount due, or to perform any obligation, under the Loan Documents, and Holder agrees to look solely to the Property and any other collateral heretofore, now, or hereafter pledged by any party to secure the Loan; provided, however, in the event (i) of fraud by Maker or Principal in connection with the Loan, or (ii) the first full monthly payment on the Note is not paid when due, the limitation on recourse set forth in this Section 11 will be null and void and completely inapplicable, and this Note shall be with full recourse to Maker. Maker and each Principal, jointly and severally, shall be personally liable for all losses, damages, costs and expenses including attorneys' fees and expenses incurred by Holder as a result of:

         (1) any material misrepresentation by Maker or Principal in connection with the Loan;

         (2) any physical waste of the Property caused by the intentional or grossly negligent act(s) or omission(s) of Maker, its agents, affiliates, officers and employees; the failure by Maker to maintain, repair or restore any part of the Property as may be required by the Mortgage or any of the other Loan Documents to the extent of all gross revenues that have been generated by the Property following the date which is eighteen
                  (18) months prior to notice to Maker from Holder of such failure to maintain, repair or restore any part of the Property and that have not been applied to pay any portion of the Loan, reasonable and customary operating expenses and capital expenditures for the Property paid to third parties not affiliated (directly or indirectly) with Maker, taxes and insurance premiums for the Property and escrows deposited with Holder; or the removal or disposal of any portion of the Property after a default under the Loan Documents (as defined in the Loan Documents) to the extent such Property is not replaced by Maker with like property of equivalent value, function and design;

         (3) the misapplication or conversion by Maker of any insurance proceeds paid by reason of any loss, damage or destruction to the Property; and any awards or amounts received in connection with the condemnation of all or a portion of the Property and not used by Maker for restoration or repair of the Property;

         (4) Maker's failure to deliver any security deposits collected with respect to the Property to Holder or any other party entitled to receive such security deposits under the Loan Documents following an Event of Default; and any rents (including advanced or prepaid rents), issues, profits, accounts or other amounts generated by or related to the Property attributable to, or accruing after an Event of Default (which Event of Default has not been cured by Maker or waived by Holder), which amounts were collected by Maker or its property manager and not turned over to the Holder or used to pay unaffiliated third parties for reasonable and customary operating expenses and capital expenditures for the Property, taxes and insurance premiums with respect to the Property and any other amounts required to be paid under the Loan Documents with respect to the Property;

         The foregoing shall in no way limit or impair the enforcement against the Property or any other security granted by the Loan Documents of any of the Holder's rights and remedies pursuant to the Loan Documents.

         Nothing herein shall be deemed to be a waiver of any right which Holder may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Loan secured by the Loan Documents or to require that all collateral shall continue to secure all of the Loan owing to Holder in accordance with this Note and the other Loan Documents.

         IN WITNESS WHEREOF, Maker does execute this Note as of the date set forth above.

                       MAKER:

                       RAMCO MADISON CENTER LLC, a Michigan limited liability company

                       By:  Ramco-Gershenson Properties, L.P.,
                            a Delaware limited partnership
                       Its: Sole Member

                            By:  Ramco-Gershenson Properties Trust,
                                 a Maryland real estate investment trust,
                           Its:  General Partner

                            By:
                                -------------------------------------------
                          Name:  Dennis Gershenson
                           Its:  President

                                    EXHIBIT A

                              AMORTIZATION SCHEDULE